UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 28, 2020
Digital Turbine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX 78701	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
On February 28, 2020, Digital Turbine Media, Inc. (“DT Media”), a wholly-owned subsidiary of Digital Turbine, Inc. (the “Company”), completed the acquisition of Mobile Posse, Inc. (“Mobile Posse”) pursuant to the previously-reported Stock Purchase Agreement with ACME Mobile, LLC (“ACME”), Mobile Posse, and certain equityholders of ACME. DT Media acquired (the “Acquisition”) all of the outstanding capital stock of Mobile Posse in exchange for an estimated total consideration of: (1) $41.5 million in cash paid at closing (which was subject to customary closing purchase price adjustments) and (2) an estimated earn-out of $24.5 million, to be paid in cash, based on Mobile Posse achieving certain future target net revenues, less associated revenue shares, over a twelve month period (the “Earn-Out Period”) following the closing of the Acquisition, noting that the earn-out amount is subject to change based on final results and calculation. Under the terms of the earn-out, over the Earn-Out Period, Digital Media will pay ACME a certain percentage of actual net revenues (less associated revenue shares) of Mobile Posse depending on the extent to which Mobile Posse achieves certain target net revenues (less associated revenue shares) for the relevant period. The earn-out payments will be paid every three months with a true-up calculation and payment after the first nine months of the Earn-Out Period.

On February 28, 2020, the Company entered into a Credit Agreement with Western Alliance Bank (the “Bank”), which provides for (1) a term loan of $20 million, the proceeds of which the Company used to pay a portion of the closing cash purchase price for the Acquisition, and (2) a revolving line of credit of $5 million to be used for working capital purposes. DT Media and Digital Turbine USA, Inc. (“DT USA”) are additional co-borrowers under the Credit Agreement.

The term loan must be repaid on a quarterly basis beginning in July 2020 until the term loan maturity date of February 28, 2025, at which time the remaining unpaid principal balance must be repaid. The quarterly principal payment amounts increase from $250,000 to $1.25 million over the term of the term loan. In addition, the Company must, following each fiscal year-end, make principal repayments equal to a percentage of its excess cash flow (as defined under the Credit Agreement) for the fiscal year, which percentage is determined based on the Company’s total funded debt to consolidated adjusted EBITDA ratio.

The revolving line of credit matures on February 28, 2025.

Amounts outstanding under the Credit Agreement accrue interest at an annual rate equal to LIBOR (or, if necessary, a broadly-adopted replacement index) plus 3.75%. The obligations under the Credit Agreement are secured by a perfected first-priority security interest in all the assets of the Company and its subsidiaries. The Credit Agreement contains customary covenants, representations and events of default, and also requires the Company to comply with a fixed charge coverage ratio and total funded debt to consolidated adjusted EBITDA ratio.

The description of the Credit Agreement provided herein is qualified by reference to the Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

The Credit Agreement contains representations and warranties by each of the parties to the Credit Agreement, which were made only for purposes of the Credit Agreement and as of specified dates. The representations, warranties and covenants in the Credit Agreement were made solely for the benefit of the parties to the Credit Agreement, are subject to limitations agreed upon by such parties, including being qualified by schedules, may have been made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and are subject to standards of materiality applicable to the parties that may differ from those applicable to others. Others should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Company entering into the Credit Agreement with the Bank as described in Item 1.01 above, on February 28, 2020, the Company and the Bank terminated the Business Financing Agreement, dated as of May 23, 2017, between the Company, DT Media, DT USA and the Bank (and the amendments thereto), which was the previous revolving credit facility of the Company.

Item 2.01     Completion of Acquisition of Assets.

The discussion in Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 2.02     Results of Operations and Financial Condition.

The discussion under Item 7.01 below is incorporated into this Item 2.02 by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01     Regulation FD Disclosure.

The Company issued a press release regarding the closing of the Acquisition and providing updated fiscal fourth quarter 2020 guidance, and published slide deck materials that provide certain information regarding Mobile Posse. The press release and deck materials are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K. The slide deck materials have also been provided on the Investor Relations page of the Company’s website. The slide deck materials contain historical unaudited financial information of Mobile Posse. All historical financial information for Mobile Posse is unaudited and is subject to adjustment based on completion of the audit of Mobile Posse’s financial statements, which adjustments may be material. Investors therefore should not place undue reliance on such unaudited financial information. The Company intends to file the financial statements of Mobile Posse and furnish pro forma financial information as required by the Securities and Exchange Commission.

In accordance with General Instruction B.2 of Form 8‑K, the information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filings.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated February 28, 2020, by and among Digital Turbine, Inc., Digital Turbine Media, Inc., Digital Turbine USA, Inc., and Western Alliance Bank.
99.1	Press release dated March 3, 2020 as issued by Digital Turbine, Inc. announcing the closing of the Mobile Posse acquisition.
99.2	Slide deck regarding the Mobile Posse acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 3, 2020	Digital Turbine, Inc.

	By:	/s/ Barrett Garrison
Barrett Garrison
Executive Vice President, Chief Financial Officer

EXHIBITS INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated February 28, 2020, by and among Digital Turbine, Inc., Digital Turbine Media, Inc., Digital Turbine USA, Inc., and Western Alliance Bank.
99.1	Press release dated March 3, 2020 as issued by Digital Turbine, Inc. announcing the closing of the Mobile Posse acquisition.
99.2	Slide deck regarding the Mobile Posse acquisition.